UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SUPERTEL HOSPITALITY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERTEL HOSPITALITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 26, 2011

The Annual Meeting of the shareholders of Supertel Hospitality, Inc. will be held at the Durham Western Heritage Museum, 801 South 10th Street, Omaha, Nebraska 68108, on Thursday, May 26, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2012 or until their successors have been duly elected and qualified.

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on April 15, 2011 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy Card.

By Order of the Board of Directors,

WILLIAM C. LATHAM Chairman of the Board

Norfolk, Nebraska

April 21, 2011

SUPERTEL HOSPITALITY, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Supertel Hospitality, Inc. (the Company) for use at the annual meeting of shareholders to be held on Thursday, May 26, 2011 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 309 N. 5th St., Norfolk, NE 68701. This Proxy Statement and the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 21, 2011.

The Proxy Solicitation

There are two parts to this solicitation: the Proxy Card and this Proxy Statement. The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by officers of the Company, will be borne by the Company.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the nine nominees for directors and “for” ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on May 26, 2011:

The proxy statement and annual report to shareholders for the fiscal year ended December 31, 2010 are available under “Investor Relations” at our website: www.supertelinc.com.

Voting Rights of Shareholders and Votes Required

Only those shareholders of record at the close of business on April 15, 2011, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on April 15, 2011, the Company had 22,944,234 shares of common stock outstanding, $.01 par value per share. The Company has 803,270 shares of its non-voting Series A Preferred Stock and 332,500 shares of its non-voting Series B Preferred Stock (“Preferred Stock”) outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted. Under Virginia law and the Company’s articles of incorporation and bylaws, a majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.

Shares of common stock represented by proxies marked “abstain” will be counted as shares present for purposes of determining a quorum. Shares of common stock that are voted by brokers holding shares for beneficial owners on some matters will be treated as present for purposes of determining a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority is withheld by the broker (“broker non-votes”). No specific provision of Virginia law or the Company’s articles of incorporation or bylaws address abstentions or broker non-votes.

The nine nominees receiving the most votes cast at the Annual Meeting will be elected directors; therefore broker non-votes will not affect the outcome of the election of directors. With regard to any other matter, including ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, shareholders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and Preferred Stock as of April 15, 2011 by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of April 15, 2011. With respect to our continuing qualification as a real estate investment trust, our articles of incorporation contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock, including our Series A Preferred Stock and Series B Preferred Stock, by any person.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Mark H. Tallman P. O. Box 4397 Lincoln, NE 68504	Common Stock	2,145,422	(2)	9.4%
William C. Latham	Common Stock	943,611	(3)	4.1%
Allen L. Dayton	Common Stock	943,312	(4)	4.1%
Paul J. Schulte	Common Stock	911,846	(5)	4.0%
Steve H. Borgmann	Common Stock	886,543	(6)	3.9%
Kelly A. Walters	Common Stock	245,000	(7)	1.1%
	Series B Preferred Stock	2,604
Jeffrey M. Zwerdling	Common Stock	168,546	(8)
	Series A Preferred Stock	16,250
George R. Whittemore	Common Stock	121,958	(9)
Patrick J. Jung	Common Stock	15,857	(10)
Richard A. Frandeen	Common Stock	0
Corrine L. Scarpello	Common Stock	47,000	(11)
Steven C. Gilbert	Common Stock	43,500	(12)
David L. Walter	Common Stock	39,071	(13)
All directors and executive officers as a group (12 persons)	Common Stock	4,366,244	(14)	18.9%
	Series A Preferred Stock	16,250
	Series B Preferred Stock	2,604

(1)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that would be acquired by the person through the exercise of options. The denominator excludes the shares of common stock that would be acquired by any other person upon such exercise.

(2)	Based solely on Schedule 13G delivered to the Company by the beneficial owner.
(3)	Includes 863,611 shares of common stock held by Budget Motels, Inc.
(4)	Includes 784,055 shares of common stock held by the Southern Improvement Company, Inc., 138,800 shares of common stock held by Video Service of America, Inc., and 2,857 shares of common stock which he has the right to acquire through the exercise of options. Mr. Dayton has pledged 300,955 shares of common stock.
(5)	Includes 21,200 shares of common stock owned by Mr. Schulte’s wife. Mr. Schulte has pledged his common stock to secure a personal line of credit of $1,323,000 with a bank.
(6)	Includes 24,500 shares held by Mr. Borgmann’s wife, 1,500 shares held by his child and 2,857 shares of common stock which he has the right to acquire through the exercise of options.
(7)	Includes 20,000 shares of common stock which Mr. Walters has the rights to acquire through the exercise of options.
(8)	Includes 43,659 shares of common stock held in various accounts of which Mr. Zwerdling serves as trustee or over which he has complete trading authorization (these positions are revocable), and 2,857 shares of common stock which he has the right to acquire through the exercise of options.
(9)	Includes 46,176 shares of common stock owned by Mr. Whittemore’s wife, and 2,857 shares of common stock he has the right to acquire through the exercise of options.
(10)	Includes 1,000 shares of common stock owned by Mr. Jung’s wife and 2,857 shares of common stock which Mr. Jung has the right to acquire through the exercise of options.
(11)	Includes 35,000 shares of common stock which Ms. Scarpello has the right to acquire through the exercise of options.
(12)	Includes 35,000 shares of common stock which Mr. Gilbert has the right to acquire through the exercise of options.
(13)	Includes 250 shares of common stock owned by Mr. Walter’s wife and 35,001 shares of common stock which Mr. Walter has the right to acquire through the exercise of options.
(14)	Includes 142,143 shares of common stock which the directors and executive officers have the right to acquire through the exercise of options.

CORPORATE GOVERNANCE

Independence

The Company’s Articles of Incorporation and the Nasdaq Stock Market listing standards each require that a majority of the Board of Directors are to be independent directors. The Articles of Incorporation defines an independent director as a person who is not an officer or employee of the Company or an affiliate of (a) any advisor to the Company under an advisory agreement, (b) any lessee of any property of the Company, (c) any subsidiary of the Company, or (d) any partnership which is an affiliate of the Company.

The Nasdaq Stock Market listing standards defines an independent director as a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons are not considered independent under the listing standards:

•	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•

a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

•	compensation for Board or Board committee service;

•	compensation paid to a family member who is an employee (other than an executive officer) of the Company ; or

•	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	payments arising solely from investments in the Company’s securities; or

•	payments under non-discretionary charitable contribution matching programs;

•

a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Board of Directors

The current nine-member Board of Directors is comprised of a majority of independent directors, as defined by the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation. The Board of Directors has determined that the following directors are independent under the Company’s Articles of Incorporation and the Nasdaq Stock Market listing standards: Messrs. Borgmann, Dayton, Frandeen, Jung, Latham, Whittemore, and Zwerdling. Mr. Schulte was an officer of the Company until December 31, 2009.

The Board of Directors held eight meetings in 2010. During 2010, all directors attended at least 75% of all Board meetings and meetings of the committees on which they served. The non-employee directors met in executive session at all board meetings in 2010 without management present, and intend to meet in executive session without management present at all future board meetings.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so. Board members, with one exception, attended the Company’s 2010 Annual Meeting of Shareholders.

The Company’s Board of Directors has an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors.

Board Leadership and Risk Oversight

The Board leadership structure consists of a non-employee Chairman, which the Board believes is appropriate for the Company at this time. The Board of Directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the Board of Directors to the Audit Committee and the Compensation Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight.

Compensation Committee

The Compensation Committee currently consists of Messrs. Whittemore (Chairman), Jung, and Frandeen. All members of the Compensation Committee are independent within the meaning of the Nasdaq Global Market listing standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held two meetings during 2010. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.”

Nominating Committee

The Nominating Committee currently consists of Messrs. Borgmann (Chairman), Dayton and Latham. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is independent within the meaning of the Nasdaq Stock Market listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The Directors considered the advisability of adding a Director with banking experience to the Board in light of the Company’s borrowings from banks and other lenders. On recommendation of the Chief Executive Officer, the Nominating Committee reviewed the qualifications of Mr. Frandeen, including his extensive real estate lending background, for membership on the Board. The Nominating Committee recommended the election of Mr. Frandeen as a Director to the Board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Norfolk, Nebraska, not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the 7th day following the date on which notice of such meeting is first given to shareholders.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions and diversity, including the extent to which the proposed nominee reflects the composition of the shareholders. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

The Nominating Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2011 Annual Meeting. The Nominating Committee held three meetings during 2010.

Audit Committee

The Audit Committee currently consists of Messrs. Jung (Chairman), Whittemore, and Zwerdling. All members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Board of Directors has determined that Patrick J. Jung is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com in the Investor Relations section under “Governance Docs.” The Audit Committee held six meetings during 2010. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by the SEC’s rule S-K 404(a).

Investment Committee

The Investment Committee currently consists of Messrs. Dayton (Chairman), Borgmann, Latham, and Zwerdling. The Investment Committee reviews potential hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. Any acquisition, investment or purchase of property requires approval of the Investment Committee of the Board of Directors.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Supertel Hospitality, Inc., 309 North 5th Street, Norfolk, NE 68701. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than nine directors. The Board of Directors is presently comprised of nine members. The Board of Directors has set the number of directors to serve at nine, which means that nine directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since joining the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with the Nominating Committee of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

The names of the director nominees, and certain information about them, are set forth below.

William C. Latham, Chairman of the Board. Mr. Latham has served as a director of the Company since December 2008. Mr. Latham, age 77, is the founder and Chairman of the Board of Budget Motels, Inc. Mr. Latham was previously a member of the Board of Directors and served as Chairman of the Commonwealth Savings and Loan Association in Manassas, Virginia. Mr. Latham currently sits on several advisory boards and is an active member of the Virginia Tech Foundation’s Board of Directors and its audit committee. Mr. Latham is a graduate of Virginia Polytechnic Institute. He has been active in the ownership and management of hotels since 1972 and, as a veteran of hotel operations, he provides the Board with leadership in his role as Chairman of the Board and an experienced resource for Company operations.

Committees: Nominating, Investment

Kelly A. Walters, Director, President and Chief Executive Officer. Mr. Walters joined the Company and became President and Chief Executive Officer on April 14, 2009 as the successor to Paul Schulte, the firm’s co-founder and then president. Mr. Walters, age 50, is a former Senior Vice President from October 2006 to April 2009 for North Dakota-based Investors Real Estate Trust (IRET), a self-advised equity real estate investment trust. Prior to IRET, he was Senior Vice President and Chief Investment Officer from 1993 to 2006 of Omaha-based Magnum Resources, Inc., a privately held real estate investment and operating company. Preceding Magnum Resources, Mr. Walters was an officer and senior portfolio manager at Brown Brothers Harriman & Company in Chicago. He also held investment positions with Peter Kiewit Sons’ Inc. He holds a B.S.B.A. degree in banking and finance from the University of Nebraska at Omaha and an EMBA from the University of Nebraska. Mr. Walters’ experience with real estate investment trusts and many years experience in real estate investment provides the Board with extensive knowledge of the operation of real estate investment trusts and real estate investments.

Steve H. Borgmann, Director. Mr. Borgmann joined the Company’s Board in October 1999, and since the merger between the former Supertel and the Company he has been engaged in developing and owning apartment buildings. Mr. Borgmann, age 65, was a founder, director and the Executive Vice President of former Supertel. Prior to the merger, Mr. Borgmann had been involved in acquiring, developing, owning, managing and operating limited service hotels for the former Supertel or its predecessors since 1978. Mr. Borgmann is a graduate of the University of Nebraska - Lincoln. Mr. Borgmann’s experience as a developer of real estate and as a founder of the former Supertel greatly assists the conduct, development, and operation of the Company’s business.

Committees: Nominating, Investment

Allen L. Dayton, Director. Mr. Dayton joined the Company’s Board in May 2003, upon election by the Company’s shareholders. Mr. Dayton, age 62, has been Chairman of the Board of Video Service of America since 1977 and Southern Improvement Company since 2000. Mr. Dayton is a private investor and his investment holdings include positions in companies operating in the printing, cable television, distribution and real estate industries. Mr. Dayton was previously Chairman of the Kellogg Savings Bank. Mr. Dayton sits on the boards of several business schools, and also serves as a Trustee of the University of Nebraska Foundation. Mr. Dayton’s experience as a private investor provides the Board with valuable insight on stockholder interests and sources of capital.

Committees: Nominating, Investment

Richard A. Frandeen, Director. Mr. Frandeen joined the Company’s Board in August 2010. Since December 2010, he has served as the Commercial Real Estate Business Development Representative with American National Bank. Mr. Frandeen, age 66, has over 40 years of banking and real estate experience. His experience includes financing a wide variety of commercial real estate including hotel, office, retail, multifamily, senior housing and industrial projects. He retired from the First National Bank of Omaha in December of 2009 after 14 years as senior vice president in charge of the bank’s commercial real estate division. Mr. Frandeen is a graduate of Yale University. Mr. Frandeen’s extensive real estate lending background provides the Board with significant assistance in evaluating the Company’s borrowing practices.

Committee: Compensation

Patrick J. Jung, Director. Mr. Jung, age 63, has served as Chief Operating Officer of Surdell & Partners LLC since 2000. Mr. Jung was with KPMG from 1970 until 2000. During that period, he served as a partner for 20 years and as the Managing Partner of the Nebraska Business Unit (offices in Omaha and Lincoln) for six years. Mr. Jung is a CPA, and is a graduate of the University of South Dakota and received his M.B.A. from Creighton University. Mr. Jung serves on the board of directors of the Burlington Capital Group, including America First Tax Exempt Investors, L.P., and also serves on the board of directors of Werner Enterprises, Inc. He also serves as chairman of Burlington Capital Group’s audit committee and Werner Enterprises’ audit committee and its compensation committee. Mr. Jung’s extensive experience in accounting is a resource for the Board with respect to the board’s oversight of the Company’s financial reporting.

Committees: Audit, Compensation

Paul J. Schulte, Director. Mr. Schulte, age 77, served as President and Chief Executive Officer from August 15, 2004 to April 14, 2009 and Chairman of the Board until December 31, 2009. Mr. Schulte joined the Company’s Board in October 1999, upon acquisition by the Company of the former Supertel Hospitality, Inc. Prior to the acquisition, he was a founder and the Chairman of the Board, Director, President and Chief Executive Officer of the former Supertel, which was involved in acquiring, developing, owning, managing and operating limited service hotels. Mr. Schulte is a seasoned resource for the conduct of the Company’s business with his more than 30 years in the hotel industry and his experience as a director and former chief executive officer and chairman of the Company and a founder of the former Supertel.

George R. Whittemore, Director. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 61, retired, served as President and Chief Executive Officer of the Company until August 15, 2004. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick has served as an underwriter for Company public stock offerings. He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wachovia Corporation). Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. Mr. Whittemore is currently a director of Village Bank & Trust in Richmond, Virginia. He is also a director of Prime Group Realty Trust, Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Value Plus Real Estate Investment Trust II, Inc. and serves on the audit committee of all three of these companies. Mr. Whittemore is a graduate of the University of Richmond. Mr. Whittemore’s experience as a director of real estate trusts and as a former chief executive of the Company provides significant assistance to the Board in the oversight of Company business and the conduct of Company operations as a real estate investment trust.

Committees: Audit, Compensation

Jeffrey M. Zwerdling, Esq., Director. Mr. Zwerdling has served as a director of the Company since November 1996. Mr. Zwerdling, age 66, is Managing Partner at the law firm of Zwerdling, Oppleman & Adams in Richmond, Virginia since June 1972. Mr. Zwerdling is a general practice attorney with an emphasis in commercial real estate, corporate law and general litigation. He is currently President and a director of The Corporate Center, owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University (B.S.) and William & Mary Law School (J.D.). Mr. Zwerdling provides the Board with a combination of legal and management experience in commercial real estate.

Committees: Audit, Investment

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee of the Board of Directors (the “Committee”) believes is relevant to an assessment and understanding of compensation awarded to, earned by or paid to Supertel’s executive officers listed in the summary compensation table (named executive officers). This discussion should be read in conjunction with the summary compensation table and related tables in this proxy statement and the “Compensation Committee” information in the corporate governance section in this proxy statement.

Compensation Overview and Objective. The Committee has the responsibility for developing and maintaining an executive compensation policy for named executive officers that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its goals to achieve long term profitability and to advance the interest of the Company’s shareholders. The Committee believes that the performance in 2010 of the named executive officers indicate their commitment to achieving such goals for the Company and its shareholders. The compensation program for named executive officers seeks to achieve the objective of retaining a high caliber of management by:

•	providing overall competitive pay levels,

•	creating proper incentives to enhance shareholder value,

•	rewarding superior performance, and

•	compensating at levels that are justified by the returns available to shareholders.

Compensation Practices. The Committee reviews and evaluates the performance of the executive officers during the year, and will award cash bonuses or long-term incentives for significant performance.

The Company adopted the Supertel 2006 Stock Plan in 2006 for the benefit of its named officers and other employees. The plan, approved by the Company shareholders, is the first equity based compensation plan adopted by the Company. Supertel does not have a pension plan. Supertel’s executive officers may participate in its 401(k) Plan on the same terms as other participating employees. Supertel does not maintain a perquisite program for its executive officers.

Employment Agreements

The Company has employment agreements, approved by the Committee, with Kelly A. Walters, the Company’s Chief Executive Officer; Corrine L. Scarpello, the Company’s Chief Financial Officer; Steven C. Gilbert, the Company’s Chief Operating Officer; and David L. Walter, the Company’s Senior Vice President and Treasurer. Each of the executive employment agreements continue until terminated by either party at any time, immediately if for cause, or following 30 days notice if without cause. The agreements provide that base salaries will be reviewed annually and further provide that the executives will be considered for cash bonuses and option grants annually. Any such bonus will be based on the recommendation of the Committee and any such option grant will be made in the sole discretion of the Committee. In the event a change in control of the Company occurs and within one year thereafter the Company discharges the executive without cause or the executive quits for good reason, the agreements provide that an executive will thereafter receive his or her annual base salary for twelve months.

Components of Compensation. Supertel’s executive compensation has three components, each of which is intended to support the overall compensation objective of retaining a high caliber of management. The three components are base salary, annual bonuses, and equity incentives. Historically the Company paid solely cash compensation to its executive officers. In 2006, the Company added equity incentives to the compensation program for named executive officers.

Base Salary. Base salary is targeted to be competitive to attract and retain executives qualified to manage a hotel REIT. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Chief Executive Officer and is based on his judgment as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on the Committee’s assessment of his past performance, leadership in the conduct of the Company’s business, and its expectation as to his future contribution in directing the long-term success of the Company.

On December 2, 2010, the Committee, after consultation with Mr. Walters, the Company’s Chief Executive Officer, set the annual base salary for 2011 for Ms. Scarpello at $200,100, for Mr. Walter at $147,000 and Mr. Gilbert at $144,000. The salary increases reflect performance of their duties in dealing with the challenges of the hotel industry during the economic downturn, and, with respect to Ms. Scarpello, the significant increase in her responsibilities following her appointment as chief financial officer. Mr. Walters’ annual base salary was maintained at $262,000.

Annual Bonuses. No discretionary cash bonuses were awarded to the named executive officers in 2010.

Equity Incentive Plan. Equity stock incentives are provided primarily through grants of stock options to executive officers pursuant to the shareholder approved Supertel 2006 Stock Plan. The Committee recognizes the value of equity incentives in assisting Supertel in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between Supertel shareholders and its directors, officers and employees. On December 2, 2010 the Committee approved the grant of 20,000 stock options to each of Ms. Scarpello and Messrs. Walters, Gilbert and Walter as recognition of their performance in 2010 and to encourage future performance. The number of options granted are believed to provide the executives, within the capacity of awards available under the Plan, with the opportunity to obtain a meaningful equity position in the Company, subject to Company performance. Stock options are granted at the market value on the date of the grant and have value only if the Company’s stock price increases. The stock options granted during 2010 vest on June 30, 2011. Employees must be employed by the Company at the time of vesting in order to exercise the options.

The Committee has stated its belief that the compensation components described above provide compensation that links executive and shareholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee has indicated that it will continue to monitor the relationship among executive compensation, the Company’s performance and shareholder value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

George R. Whittemore, Chairman Richard A. Frandeen Patrick J. Jung

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Kelly A. Walters Chief Executive Officer (3)	2010	262,000	0	7,000	22,430	291,430
	2009	184,807	0	6,925	0	191,732

Corrine L. Scarpello Chief Financial Officer (4)	2010	145,000	0	7,000	5,800	157,800
	2009	127,500	0	6,059	4,707	138,266
	2008	127,500	0	4,000	5,088	136,588

Steven C. Gilbert Chief Operating Officer	2010	120,000	0	7,000	4,824	131,824
	2009	112,000	0	6,059	4,652	122,711
	2008	112,000	0	4,000	4,469	120,469

David L. Walter Senior Vice President and Treasurer	2010	140,000	0	7,000	5,600	152,600
	2009	135,000	0	6,059	4,569	145,628
	2008	135,000	0	4,000	4,969	143,969

(1)	This column reflects the grant date fair value of stock options granted in accordance with FASB Accounting Standards Codification Topic 718. See footnote 12 to the Company’s consolidated financial statements for the assumptions used in the valuation of these awards.
(2)	Amounts for the named executive officers represent contributions credited by the Company during 2010, 2009, and 2008 to its 401(k) plan. Amount for Mr. Walters also includes director fees of $14,368 paid to him by the Company during 2010.
(3)	Mr. Walters was appointed President and Chief Executive Officer on April 14, 2009.
(4)	Ms. Scarpello was appointed Chief Financial Officer on August 31, 2009.

Grants of Plan-Based Awards for Fiscal 2010

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)

Kelly A. Walters Chief Executive Officer	December 2, 2010	20,000	1.42	$7,000

Corrine L. Scarpello Chief Financial Officer	December 2, 2010	20,000	1.42	$7,000

Steven C. Gilbert Chief Operating Officer	December 2, 2010	20,000	1.42	$7,000

David L. Walter Senior Vice President and Treasurer	December 2, 2010	20,000	1.42	$7,000

(1)	Stock option awards are made under the Supertel 2006 Stock Plan, at an exercise price which is equal to closing sales price of the common stock as reported on the date of grant. These options vest on June 30, 2011 and expire on December 2, 2014.
(2)	See footnote 12 to the Company’s consolidated financial statements for the assumptions used in valuing these awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Kelly A. Walters Chief Executive Officer	20,000	0	1.54	Nov. 17, 2013
	0	20,000	1.42	Dec. 2, 2014

Corrine L. Scarpello Chief Financial Officer	7,500	0	7.55	May 24, 2011
	10,000	0	5.28	May 22, 2012
	17,500	0	1.54	Nov. 17, 2013
	0	20,000	1.42	Dec. 2, 2014

Steven C. Gilbert Chief Operating Officer	7,500	0	7.55	May 24, 2011
	10,000	0	5.28	May 22, 2012
	17,500	0	1.54	Nov. 17, 2013
	0	20,000	1.42	Dec. 2, 2014

David L. Walter Senior Vice President and Treasurer	7,501	0	7.55	May 24, 2011
	10,000	0	5.28	May 22, 2012
	17,500	0	1.54	Nov. 17, 2013
	0	20,000	1.42	Dec. 2, 2014

The options expiring May 24, 2011 vested on December 31, 2007; options expiring May 22, 2012 vested on December 31, 2008; options expiring on November 17, 2013 vested on June 30, 2010; and options expiring on December 2, 2014 vest on June 30, 2011.

Potential Payments Upon Termination or Change-in-Control

In the event a change in control of the Company occurs and within one year thereafter the Company discharges the executive without cause or the executive quits for good reason, the employment agreements for each of Messrs. Walters, Gilbert and Walter and Ms. Scarpello provide that such executive will thereafter receive his or her annual base salary for twelve months. A change in control, defined specifically in the employment agreements and the Company’s shareholder-approved stock plan, generally occurs if: (i) a person, entity or group (excluding Company plans) acquires 50% or more of the Company’s common stock or total voting power of the Company’s voting securities; (ii) incumbent directors or their replacements (whose election or nomination was approved by at least a majority of then incumbent directors) cease to constitute a majority of the board; (iii) a reorganization, merger, consolidation, or sale of substantially all of the Company’s assets occurs unless the Company’s shareholders prior to the transaction own after the transaction 50% or more of the voting power of the Company’s securities; and (iv) the Company is liquidated or dissolved. If on the last day of fiscal 2010 the double trigger had occurred of (a) a change in control of the Company and (b) followed within one year thereafter by the Company discharging the executive without cause or the executive quitting for good reason then each of the executives would have received 12 months of their then current base salary, aggregating for each such executive: Mr. Walters – $262,000; Ms. Scarpello – $200,100; Mr. Walter – $147,000; and Mr. Gilbert – $144,000. The Company’s shareholder-approved stock plan provides that all outstanding options become immediately exercisable in the event of a change in control. All outstanding options as of December 31, 2010 were vested and exercisable with the exception of 20,000 options granted to each of the named executive officers in 2010 which vest on June 30, 2011. If such a change in control had occurred on the last day of fiscal 2010, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options held by the named executive officers would have been $3,200 for each named executive officer.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)

Current Directors

Steve H. Borgmann	27,000	0	27,000

Allen L. Dayton	26,625	0	26,625

Richard A. Frandeen	8,956	0	8,956

Patrick J. Jung	28,500	0	28,500

William C. Latham	25,500	0	25,500

Paul J. Schulte	25,500	0	25,500

George R. Whittemore	27,375	0	27,375

Jeffrey M. Zwerdling	26,500	0	26,500

(1)	Each director in 2010 received an annual retainer of $20,000, prorated in the case of Mr. Frandeen, who became a director in August 2010. Additionally, directors received fees of $1,000 per meeting attended in person and $500 per telephonic meeting. Committee chairmen received compensation as follows: audit committee chairman annual retainer of $3,000; compensation committee chairman annual retainer of $1,500 and investment committee chairman annual retainer of $1,500. Each audit committee member, other than the chairman, receives a fee of $375 per quarter. Directors fees paid to Mr. Walters are reported in the summary compensation table.
(2)	Each of directors Borgmann, Dayton, Jung, Whittemore, and Zwerdling held 2,857 stock options as of December 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market listing standards. The Board of Directors has determined that Patrick J. Jung is an audit committee financial expert (as defined by the Securities and Exchange Commission). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee received from and discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board relating to communications between the Audit Committee and the independent auditors.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

The Audit Committee appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2011, subject to shareholder approval.

THE AUDIT COMMITTEE

Patrick J. Jung, Chairman George R. Whittemore Jeffrey M. Zwerdling

ITEM 2. RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2010	2009
Audit Fees(1)	$329,515	$328,000
Audit Related Fees(2)	6,700	8,650
Tax Fees(3)	81,261	127,810
All Other Fees(4)	-0-	3,310

Total	$417,476	$467,770

(1)	Includes fees billed for professional services rendered by KPMG for the audit of the Company’s fiscal 2010 and 2009 annual financial statements, review of the Company’s quarterly financial statements during 2010 and 2009.
(2)	Includes fees billed for expenses related to professional services rendered by KPMG in connection with the audit and review of the quarterly financial statements during 2010 and 2009.
(3)	Includes fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.
(4)	Includes fee billed for professional services rendered by KPMG in connection with securities redemption and dividend reporting.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2010 and 2009 fiscal years is compatible with maintaining KPMG’s independence from the Company.

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related)

and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Jung, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2011 and requests that shareholders ratify this appointment. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Board of Directors Unanimously Recommends a Vote “FOR” Ratification of the Selection of KPMG as

the Company’s Independent Accountants for Fiscal Year 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of our common stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2010 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the common stock on a timely basis.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2012 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 17, 2011.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days prior to the annual meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 309 North 5th Street, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

William C. Latham Chairman

April 21, 2011

	0	¢

PROXY

SUPERTEL HOSPITALITY, INC.

309 N. 5th Street, Norfolk, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kelly A. Walters and Corrine L. Scarpello, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Supertel Hospitality, Inc. held of record by the undersigned on April 15, 2011, at the annual meeting of shareholders to be held on May 26, 2011 or any adjournment thereof.

(Please date and SIGN on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

SUPERTEL HOSPITALITY, INC.

May 26, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.supertelinc.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	20930000000000000000 3	052611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Steve H. Borgmann O Allen L. Dayton O Patrick J. Jung O William C. Latham O Paul J. Schulte O George R. Whittemore O Jeffrey M. Zwerdling O Kelly A. Walters O Richard A. Frandeen		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director, and for ratification of the selection of KPMG LLP, and in their discretion for any other matters coming before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢